                                                                    EXHIBIT 4(a)



               PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA
                         A STOCK LIFE INSURANCE COMPANY
                                NEWARK, DELAWARE

                                      RIDER
                        AMENDMENT OF CONTRACT PROVISIONS
                             (FOR UNISEX CONTRACTS)

 The Contract is amended as follows:


1. The MISSTATEMENT OF AGE AND SEX Provision on page 6 is deleted and replaced by the following:


         MISSTATEMENT OF AGE. If the age of the Annuitant has been misstated, we will pay the amount which the proceeds would have purchased at the correct age.

                  If we make an overpayment because of an error in age, the overpayment plus interest at 3% compounded annually will be a debt against this contract. If the debt is not repaid, future payments will be reduced accordingly.

                  If we make an underpayment because of an error in age, any annuity payments will be recalculated at the correct age, and future payments will be adjusted. The underpayment with interest at 3% compounded annually will be paid in a single sum.



2. Item B of the GENERAL PROVISIONS under PAYMENT OPTIONS on page 12 is deleted and replaced by the following:



         B. Proof satisfactory to us of the identity and birth date of any person on whose life an annuity depends shall be provided to us before any annuity payments will be made.



3. The OPTION TABLE on Page 13 is deleted and replaced by the following table:


                           (continued on reverse side)


Form PLA470.13A

                                  OPTION TABLE

             GUARANTEED AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF
                              ANNUITY VALUE APPLIED

         GUARANTEED MONTHLY PAYMENTS                                         GUARANTEED MONTHLY PAYMENTS

        Age                                         10 Year                  Age                                     10 Year
        of                Life Only              Period Certain               of              Life Only           Period Certain
       Payee             (Option A)                (Option B)                Payee           (Option A)             (Option B)
       -----             ----------                ----------                -----           -----------            ----------
          5*                $2.84                    $2.84                   45                  $4.08                 $4.05
          6                  2.85                     2.85                   46                   4.15                  4.12
          7                  2.87                     2.87                   47                   4.23                  4.19
          8                  2.88                     2.88                   48                   4.31                  4.27
          9                  2.89                     2.89                   49                   4.39                  4.34

         10                  2.91                     2.91                   50                   4.48                  4.43
         11                  2.92                     2.92                   51                   4.57                  4.51
         12                  2.94                     2.94                   52                   4.67                  4.60
         13                  2.95                     2.95                   53                   4.77                  4.70
         14                  2.97                     2.97                   54                   4.89                  4.80

         15                  2.99                     2.99                   55                   5.00                  4.90
         16                  3.01                     3.00                   56                   5.13                  5.01
         17                  3.02                     3.02                   57                   5.26                  5.13
         18                  3.04                     3.04                   58                   5.41                  5.25
         19                  3.06                     3.06                   59                   5.56                  5.37

         20                  3.08                     3.08                   60                   5.72                  5.50
         21                  3.11                     3.10                   61                   5.89                  5.64
         22                  3.13                     3.13                   62                   6.07                  5.77
         23                  3.15                     3.15                   63                   6.26                  5.92
         24                  3.18                     3.18                   64                   6.47                  6.07

         25                  3.20                     3.20                   65                   6.68                  6.22
         26                  3.23                     3.23                   66                   6.91                  6.38
         27                  3.26                     3.26                   67                   7.15                  6.54
         28                  3.29                     3.29                   68                   7.41                  6.70
         29                  3.32                     3.32                   69                   7.69                  6.86

         30                  3.35                     3.35                   70                   7.98                  7.03
         31                  3.39                     3.38                   71                   8.29                  7.20
         32                  3.42                     3.42                   72                   8.62                  7.37
         33                  3.46                     3.45                   73                   8.98                  7.54
         34                  3.50                     3.49                   74                   9.35                  7.71

         35                  3.54                     3.53                   75                   9.76                  7.87
         36                  3.58                     3.57                   76                  10.19                  8.03
         37                  3.63                     3.62                   77                  10.65                  8.19
         38                  3.68                     3.66                   78                  11.14                  8.34
         39                  3.73                     3.71                   79                  11.66                  8.49

         40                  3.78                     3.76                   so                  12.22                  8.62
         41                  3.83                     3.82                   81                  12.83                  8.75
         42                  3.89                     3.87                   82                  13.47                  8.87
         43                  3.95                     3.93                   83                  14.16                  8.98
         44                  4.01                     3.99                   84                  14.90                  9.08

                                                                             85**                15.69                  9.17

   * Payment shown applies to all younger ages.
  ** Payment shown applies to all older ages.


Attached by Providentmutual Life and Annuity Company of America on the Issue Date of the contract.


                                                       /s/ Robert W. Kloss
                                                                       President
Form PL470.13A